Exhibit 5.1

1345 AVENUE OF THE AMERICAS, 11th FLOOR NEW YORK, NEW YORK 10017 TELEPHONE: (212) 370-1300 FACSIMILE: (212) 370-7889 www.egsllp.com

November 21, 2025

Greenlane Holdings, Inc.

4800 N. Federal Hwy, Suite B200

Boca Raton, Florida 33431

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Greenlane Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration by the Company for resale by the selling stockholders listed in the prospectus included as a part of the Registration Statement (each a “Selling Stockholder” and collectively as the “Selling Stockholders”) of up to (i) 3,328,012 shares (the “PIPE Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”) issued to the Selling Stockholders, (ii) 25,294,068 shares of Common Stock underlying pre-funded warrants to purchase shares of Common Stock (the “Pre-Funded Warrants”) at an exercise price of $0.01 per share and (iii) 5,264,752 shares of Common Stock underlying strategic advisor warrants to purchase shares of Common Stock (the “Strategic Advisor Warrants” and together with the Pre-Funded Warrants, the “Warrants”) at an exercise price of $0.01 per share, pursuant to certain securities purchase agreements, each dated October 20, 2025 (the “Securities Purchase Agreement,” and the transaction contemplated therein as the “Private Placement”) entered by and among the Company and the Selling Stockholders. This opinion letter is furnished to you at your request to enable you to fulfill the requirements, in connection with the Registration Statement, of Item 601(b)(5) of Regulation S-K promulgated by the Commission.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below including, without limitation: (i) the Registration Statement, as amended to date; (ii) the Articles of Incorporation and Amended and Restated Bylaws of the Company; (iii) the Securities Purchase Agreements; (iv) the Warrants; and (v) records of meetings and consents of the Board of Directors of the Company provided to us by the Company. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers of the Company.

Based upon and subject to the foregoing, we are of the opinion that (a) the PIPE Shares, and (b) shares of common stock issuable upon due exercise of the Warrants described in (ii) and (iii) in the first paragraph in accordance with the terms thereof, and when certificates for the same have been duly executed and countersigned and delivered in accordance with and pursuant to the terms of the Warrants, said shares of Common Stock will be duly and validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. We assume no obligation to update or supplement any of the opinion set forth herein to reflect any changes of law or fact that may occur following the date hereof.

Yours truly,

/s/ Sichenzia Ross Ference Carmel LLP

Sichenzia Ross Ference Carmel LLP

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